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                                                                    EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Stockholders
Celgene Corporation:


        We consent to incorporation by reference in the Registration Statement on Form S-3 of Celgene Corporation of our report dated February 17, 1996, except as to Note 12, which is as of March 13, 1996, relating to the balance sheets of Celgene Corporation as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Celgene Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report also refers to the adoption of the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective January 1, 1994.




                                                       /s/ KPMG PEAT MARWICK LLP




Short Hills, New Jersey
May 29, 1996



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